Exhibit 99.1

FOR IMMEDIATE RELEASE

Supernus to Present at Two Investor Conferences

Rockville, MD, May 20, 2013 -Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, today announced that the Company’s management will present an overview of the Company at the following investor conferences in May and June 2013:

Deutche Bank Conference:

Presentation Date:  Thursday, May 30th

Time:  2:50 PM ET

Place:  The Westin Boston Waterfront Hotel- Boston, MA

Jefferies Conference:

Presentation Date: Tuesday, June 4th

Time:  10:00 AM ET

Place: Grand Hyatt New York- New York NY

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases.  The Company has one approved product for epilepsy, Oxtellar XRTM (extended release oxcarbazepine), and one tentatively approved product for epilepsy, Trokendi XRTM (extended release topiramate).  The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591